Exhibit 99.1

Minerva Surgical Announces Appointment of Derrick Sung, Ph.D. to Board of Directors

Santa Clara, Calif. – July 21, 2022 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (“Minerva Surgical” or the “Company”), a woman's health company focused on the treatment of Abnormal Uterine Bleeding (AUB), today announced that the board of directors (the “Board”) of Minerva Surgical has appointed Derrick Sung, Ph.D. to serve as a Class II director, with a term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified. The Board has affirmatively determined that Dr. Sung is an independent director pursuant to the listing standards of The NASDAQ Stock Market.

“We are excited to have Derrick Sung, Ph.D. join the Board of Directors of Minerva Surgical,” said Ross Jaffe, M.D., Chairman of the Board. “Derrick brings a wealth of experience in finance, corporate strategy, marketing, and business development that will add a valuable perspective to our Board discussions. We welcome his engagement as we work with the team to continue to grow the Company by helping physicians improve women’s uterine health.”

Dr. Sung has served as the Chief Financial Officer of Pulmonx Corporation since May 2019. From May 2015 to May 2019, Dr. Sung served as the Executive Vice President of Strategy and Corporate Development for iRhythm Technologies, Inc., a digital healthcare and medical technology company. From February 2008 to April 2015, Dr. Sung was the senior equity research analyst covering the medical devices sector for Sanford C. Bernstein & Co., LLC, a subsidiary of AllianceBernstein L.P. From 2004 to 2008, he served as Director of Marketing and Business Development in the Neuromodulation division of Boston Scientific Corporation. From 2000 to 2004, Dr. Sung was a management consultant at The Boston Consulting Group, a business consulting firm. He started his career as an R&D engineer for Guidant Corporation. Dr. Sung holds a Ph.D. in Bioengineering from U.C. San Diego, an M.B.A. from San Diego State University and a B.S. in Mechanical Engineering from Stanford University.

“I am honored to join the Minerva Surgical Board of Directors,” said Dr. Sung. “Minerva Surgical offers physicians outstanding medical technology for addressing important issues in uterine health. I look forward to working with the Board and the Minerva Surgical’s dedicated employees to continue growing the Company and delivering shareholder value while making important clinical improvements in women’s lives.”

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally-invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2022, and the impact of COVID-19 and its variants on the Company’s operations and those of its customers.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, which was filed with the U.S. Securities and Exchange Commission (SEC, and available at www.SEC.gov.) Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact:

Media/Press: Mike Clapper– mike.clapper@minervasurgical.com

Investors: Caroline Corner- caroline.corner@westwicke.com

www.minervasurgical.com

www.AUBandMe.com